August 20, 2008

Board of Directors

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Re: Registration of Securities of Quantum Fuel Systems Technologies Worldwide, Inc.

Relating to Registration Statement on Form S-3 (File No. 333-152133)

Ladies and Gentlemen:

We have acted as counsel to Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Company"), and are delivering this opinion in connection with the prospectus, dated July 14, 2008 (the "Base Prospectus"), as supplemented by the prospectus supplement, dated August 20, 2008 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to the registration statement on Form S-3 of the Company (File No. 333-152133) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on July 3, 2007 and the offer and sale (the "Offering") of (i) 9,000,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), (ii) warrants to purchase 13,500,000 shares of the Company's common stock, $0.001 par value per share, evidenced by warrants in the form to be filed by the Company as Exhibit  4.1 to its Current Report on Form 8-K on August 20, 2008 (the "Warrants"), and (iii) 13,500,000 shares of the Company's common stock, $0.001 par value per share, issuable upon exercise of the Warrants (the "Warrant Shares"). The Common Stock, the Warrants and the Warrant Shares are collectively referred to herein as the "Offered Securities."

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with the Registration Statement, we have only examined the following documents:

    The Registration Statement relating to the Offered Securities, dated July 3, 2008, represented as filed with the Commission on July 3, 2008, excluding Exhibits 1.1, 4.2, 4.3, 23.1, 23.2 and 24.1.

    The Base Prospectus relating to the Offered Securities, dated July 14, 2008, represented as filed with the Commission on July 15, 2008.

    The Prospectus Supplement relating to the Offered Securities, dated August 20, 2008, to be filed with the Commission on August 20, 2008.

    Copies of the Certificate of Incorporation, as filed with the Secretary of State of Delaware (the "Secretary of State") on October 13, 2000, as amended by that certain Certificate of Correction, as filed with the Secretary of State on October 19, 2000, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on June 1, 2001, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on August 16, 2001, as further amended by that certain Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on July 23, 2002, as further amended by that certain Amended and Restated Certificate of Incorporation, dated and filed with the Secretary of State on March 3, 2005, and as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on October 2, 2007 (collectively, the "Certificate of Incorporation"), all of the preceding certified as being a true, correct and complete copy by an officer of the Company.

    Copy of the Amended and Restated Bylaws of the Company dated July 23, 2002 (the "Bylaws"), certified as being a true, correct and complete copy by an officer of the Company.

    Copies of certain resolutions of the board of directors of the Company relating to the issuance and sale of the Offered Securities, certified as being a true, correct and complete copy by an officer of the Company.

    A Certificate of Good Standing issued by the Secretary of State dated August 14, 2008.

    A specimen certificate representing the Common Stock.

    The form of Warrant for the Offering to be filed by the Company as Exhibit  4.1 to its Current Report on Form 8-K on August 20, 2008.

    The subscription agreement for the Offering to be filed by the Company as Exhibit  10.2 to its Current Report on Form 8-K on August 20, 2008 (the "Subscription Agreement").

    Certificates of officers of the Company as to various matters pertaining to this opinion.

The documents listed in items A through K above are referred to in this letter as the "Transaction Documents."

In rendering the opinions set forth below, we have made the following assumptions, limitations and qualifications:

    In conducting our examination, we have assumed, without investigation, (i) the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as facsimile, electronic, certified, conformed or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company, (ii) the parties, other than the Company, to executed documents or documents to be executed, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties, (iii) the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under any warrant agreement to be entered into in connection with the issuance of Warrants and the Offered Securities will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company or its properties are subject or (2) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) the accuracy of the statements as to factual matters made by the Company and public officials, although, to our knowledge, we are not aware of any information that leads us to believe that any of these statements are inaccurate, (v) each natural person executing any instrument, document or agreement is legally competent to do so, (vi) all corporate records made available to us by the Company are accurate and complete, (vii) the Transaction Documents have not been amended and are true, correct and complete, (viii) the Offered Securities will be issued as described in the Registration Statement and the Prospectus, (ix) the recipient of the Offered Securities will pay and transfer the consideration required by the Registration Statement and the Prospectus, (x) there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Company that might delay, prevent, hinder or impair in any way the Company's ability to enter into and fully perform the Company's commitments, obligations and undertakings described in the Registration Statement and the Prospectus, and (xi) all Offered Securities will be free and clear of liens and restrictions on the Company's power or authority to sell and transfer the Offered Securities as described in the Registration Statement and the Prospectus.

    As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions herein are rendered as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to supplement or update this letter if, after the date hereof, any subsequent change in the facts stated or assumed herein, the applicable laws or any matters occur or come to our attention that might change the opinions expressed herein.

    Members of our firm are admitted to the bar in the State of Michigan and we do not express any opinion as to matters governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date hereof, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

    Our opinions herein address only those matters as to which you may have requested our opinion and we disclaim any obligation to provide an opinion on any other matter.

    To the extent that the opinions herein relate to the binding effect or enforceability of any agreement or instrument referred to herein (i) the opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other laws affecting creditors' rights and remedies generally; and (ii) the enforceability of certain provisions of any such agreement or instrument may be subject to the application of principles of equity, whether in a proceeding at law or in equity.

Based upon and subject to the foregoing and to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof:

1. With respect to the Common Stock offered by the Company, the Common Stock has been duly authorized and when issued and delivered upon payment of the consideration therefor in accordance with the Subscription Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants offered by the Company, when issued and sold in accordance with the Subscription Agreement and the Prospectus Supplement and duly executed and delivered by the Company, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. With respect to the Warrants Shares offered by the Company, the Warrant Shares have been duly authorized and when and if issued and delivered upon payment of the exercise price for the Warrant Shares and exercise of the Warrants in accordance with the Warrants, the Subscription Agreement, and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

This letter may be relied upon only by you and only in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company's Current Report on Form 8-K to be filed on August 20, 2008. We also hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Except as set forth herein, neither this letter nor any opinion expressed herein is to be filed with any government agency, quoted or referred to in any public or other document, circulated, delivered or disclosed to, or relied upon or otherwise used by, any other person or entity, or for any other purpose without our prior express written consent. Our opinions are limited to the matters expressly set forth in this letter, and no opinion may be inferred or implied beyond those matters.

Very truly yours,

Kerr, Russell and Weber, PLC

/s/ Patrick J. Haddad

Patrick J. Haddad